Exhibit 5.1

Faegre Baker Daniels LLP

600 East 96th Street, Suite 600

Indianapolis, Indiana 46240

Phone +1 317 569 9600

Fax +1 317 569 4800

September 10, 2018

Endocyte, Inc.

3000 Kent Avenue, Suite A1-100

West Lafayette, IN 47906

Re:          Form S-3 Registration Statement Filing

Ladies and Gentlemen:

We have acted as counsel to Endocyte, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

The Registration Statement relates to the registration for issue and sale by the Company from time to time of the following securities: (i) shares of common stock, par value $0.001 per share, of the Company (“Common Stock”); (ii) shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”), in one or more classes or series; (iii) one or more series of senior debt securities (“Senior Debt Securities”); (iv) one or more series of subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (v) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (collectively, “Warrants”); (vi) rights to purchase shares of Common Stock (“Rights”); and (vii) units, consisting of a combination of two or more of the foregoing (“Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Rights and Units to be offered and sold by the Company under the Registration Statement are collectively referred to herein as the “Securities.”

Any Common Stock is to be issued under the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”).  Any series of Preferred Stock is to be issued under the Certificate of Incorporation and one or more certificates of designation thereto approved by the Board of Directors of the Company and filed with the Secretary of State of the State of Delaware (each, a “Certificate of Designation”).  Any series of Senior Debt Securities is to be issued pursuant to an indenture substantially in the form filed as Exhibit 4.7 to the Registration Statement (the “Senior Indenture”) and a supplement thereto to be entered into by the Company and a trustee to be named by the Company and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  Any series of Subordinated Debt Securities is to be issued pursuant to an indenture substantially in the form filed as Exhibit 4.8 to the Registration Statement (the “Subordinated Indenture”) and a supplement thereto to be entered into by the Company and a trustee to be named by the Company and duly qualified under the Trust Indenture Act.  Any Warrants are to be issued pursuant to a warrant agreement (including, if applicable, a form of certificate evidencing the Warrants) (the “Warrant Agreement”), which will be filed and incorporated into the Registration Statement.  Any Rights are to be issued pursuant to a rights agreement (including, if applicable, a form of certificate evidencing the Rights) (the “Rights Agreement”), which will be filed and incorporated into the Registration Statement.  Any Units are to be issued pursuant to a unit agreement (including, if applicable, a form of certificate evidencing the Units) (the “Unit Agreement”), which will be filed and incorporated into the Registration Statement.  The Certificate of Incorporation, each Certificate of Designation, the Senior Indenture, any supplements thereto, the Subordinated Indenture, any supplements thereto, each Warrant Agreement, each Rights Agreement and each Unit Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

As counsel for the Company, we are familiar with the Certificate of Incorporation and the Amended and Restated Bylaws (the “Bylaws”) of the Company, each as amended to the date hereof, and we have reviewed (i) the Registration Statement, (ii) the form of Senior Indenture, (iii) the form of Subordinated Indenture and (iv) the proceedings taken by the Company in connection with the authorization of the Securities.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the shares of Common Stock, including shares of Common Stock issuable in exchange for or upon conversion of Preferred Stock or Debt Securities or upon exercise of Warrants or Rights or issued as component of Units (“Offered Common Stock”), when (i) a prospectus supplement and any other offering material with respect to the Offered Common Stock have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance of the Offered Common Stock, (iv) the Offered Common Stock has been issued by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, (v) in the case of Common Stock issuable in exchange for or upon conversion of Preferred Stock or Debt Securities or upon exercise of Warrants or Rights or issued as a component of Units, the actions in respect of such Preferred Stock, Debt

Securities, Warrants, Rights or Units referred to in paragraph 2, 3, 4, 5, 6 or 7 hereof (as the case may be) have been completed, and (vi) unless issued without certificates, certificates representing the Offered Common Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto, then, upon the happening of such events, such Offered Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the shares of any series of Preferred Stock, including shares of Preferred Stock issuable in exchange for or upon conversion of Debt Securities or upon exercise of Warrants or issued as a component of Units (the “Offered Preferred Stock”), when (i) a prospectus supplement and any other offering material with respect to the Offered Preferred Stock have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance of the Offered Preferred Stock, to fix the terms thereof and to authorize the execution and filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating thereto, (iv) such Certificate of Designation has been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware, (v) the Offered Preferred Stock with terms so fixed has been issued by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, (vi) in the case of Preferred Stock issuable in exchange for or upon conversion of Debt Securities or upon exercise of Warrants or issued as a component of Units, the actions in respect of such Debt Securities, Warrants or Units referred to in paragraph 3, 4, 5 or 7 hereof (as the case may be) have been completed, and (vii) unless issued without certificates, certificates representing the Offered Preferred Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto, then, upon the happening of such events, such Offered Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to any series of Senior Debt Securities, including Senior Debt Securities issuable upon exercise of Warrants or issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such series of Senior Debt Securities have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance and terms of such series of Senior Debt Securities and related matters and to authorize the execution and delivery of the Senior Indenture and a supplement to the Senior Indenture with respect to such series of Senior Debt Securities, (iv) the Senior Indenture and a supplement to the Senior Indenture with respect to such series of Senior Debt Securities have been duly executed and delivered by the Company and the trustee, (v) such series of Senior Debt Securities has been duly executed and authenticated in accordance with the provisions of the Senior Indenture, as supplemented, and duly delivered to the purchasers thereof or other persons entitled thereto upon payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, and (vi) in the case of Senior Debt Securities issuable upon exercise of Warrants or issued as a component of Units, the actions in respect of such Warrants or Units referred to in paragraph 5 or 7 hereof (as the case may be) have been completed, then, upon the happening of such events, such series of Senior Debt Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4. With respect to any series of Subordinated Debt Securities, including Subordinated Debt Securities issuable upon exercise of Warrants or issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such series of Subordinated Debt Securities have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance and terms of such series of Subordinated Debt Securities and related matters and to authorize the execution and delivery of the Subordinated Indenture and a supplement to the Subordinated Indenture with respect to such series of Subordinated Debt Securities, (iv) the Subordinated Indenture and a supplement to the Subordinated Indenture with respect to such series of Subordinated Debt Securities have been duly executed and delivered by the Company and the trustee, (v) such series of Subordinated Debt Securities has been duly executed and authenticated in accordance with the provisions of the Subordinated Indenture, as supplemented, and duly delivered to the purchasers thereof or other persons entitled thereto upon payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, and (vi) in the case of Subordinated Debt Securities issuable upon exercise of Warrants or issued as a component of Units, the actions in respect of such Warrants or Units referred to in paragraph 5 or 7 hereof (as the case may be) have been completed, then, upon the happening of such events, such series of Subordinated Debt Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5. With respect to any Warrants, including Warrants issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such Warrants have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including, if applicable, a form of certificate evidencing such Warrants) and the issuance of such Warrants, (iv) the Warrant Agreement has been duly executed and delivered by the Company and the warrant agent, (v) the Warrants with such terms are duly issued and delivered against payment of the agreed-upon consideration in accordance with the applicable Warrant Agreement and such corporate action and, if applicable, certificates evidencing the Warrants with such terms are duly executed, attested, issued and delivered by the Company, and (vi) in the case of Warrants issued as a component of Units, the actions in respect of such Units referred to in paragraph 7 hereof have been completed, then, upon the happening of such events, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

6. With respect to any Rights, including Rights issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such Rights have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Rights Agreement (including, if applicable, a form of certificate evidencing such Rights) and the issuance of such Rights, (iv) the Rights Agreement has been duly executed and delivered by the Company and the rights agent, (v) the Rights with such terms are duly issued and delivered against payment of the agreed-upon consideration in accordance with the applicable Rights Agreement and such corporate action and, if applicable, certificates evidencing the Rights with such terms are duly executed, attested, issued and delivered by the Company, and (vi) in the case of Rights issued as a component of Units, the actions in respect of such Units referred to in paragraph 7 hereof have been completed, then, upon the happening of such events, such Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

7.  With respect to any Units, when (i) a prospectus supplement and any other offering material with respect to such Units have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Unit Agreement (including, if applicable, a form of certificate evidencing such Units) and the issuance of such Units, (iv) the Unit Agreement has been duly executed and delivered by the Company and the unit agent, (v) the Units with such terms are duly issued and delivered against payment of the agreed-upon consideration in accordance with the applicable Unit Agreement and such corporate action and, if applicable, certificates evidencing the Units with such terms are duly executed, attested, issued and delivered by the Company, and (vi) the actions in respect of any Common Stock, Preferred Stock, Debt Securities, Warrants and/or Rights comprising such Units referred to in paragraphs 1, 2, 3, 4, 5 and/or 6 hereof (as the case may be) have been completed, then, upon the happening of such events, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The foregoing opinions are subject to the limitation that the validity, binding effect, or enforceability of the provisions of any agreement or instrument is limited by (i) applicable bankruptcy, insolvency, reorganization, assignment for the benefit of creditors, moratorium, fraudulent conveyance, fraudulent transfer, receivership, and other laws of general application affecting the enforcement of creditors’ rights, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, whether considered in a proceeding at law or in equity, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) the Company will remain duly organized, validly existing and in good standing under the laws of the State of Delaware, (c) at the time any Securities or Governing Documents are authorized, issued, executed, authenticated, acknowledged, delivered or filed (as the case may be), (i) there will not have occurred any change in the law or in the Certificate of Incorporation or Bylaws affecting the authorization, issuance, execution, authentication, acknowledgement, delivery, filing, validity or enforceability of such Securities or Governing Documents, and (ii) no relevant corporate actions will have been modified or rescinded, (d) none of the particular terms of any Securities or Governing Documents established after the date hereof will violate, or be void or voidable under, any applicable law, (e) neither the authorization, issuance, execution, authentication, acknowledgement, delivery or filing of any Securities or Governing Documents, nor the compliance by the Company with the terms of such Securities or Governing Documents, will result in a violation of or default under any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company then in effect, (f) the Securities will be issued in accordance with, and in compliance with any limitations on issuance contained in, the corporate action related thereto, (g) the Company will have received legally sufficient consideration for all Securities, (h) each party to any Securities and any Governing Documents (other than the Company) will have complied with all legal requirements pertaining to its status as such status relates to the right to enforce such agreements or instruments against the Company and will have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it, (i) the Senior Indenture and the Subordinated Indenture will have been qualified under the Trust Indenture Act, (j) the terms of the Securities will be established in conformity with the applicable Governing Documents and the Securities will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities under the Governing Documents, (k) any Securities issuable upon conversion, exchange, or exercise of, or upon purchase pursuant to, any other Securities will have been duly authorized and reserved for issuance (in each case, within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and any issuance of such Securities will be effected in accordance with the terms and conditions set forth in such other Securities and the Governing Documents related thereto, (l) all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Company, (m) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation Law, and (n) the Securities will be duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders thereof.

We have relied upon certificates of public officials as to the accuracy of all matters addressed therein and, with respect to certain factual matters, upon certificates of and information provided by officers and employees of the Company as to the accuracy of such factual matters, in each case without independent verification thereof or other investigation. We have assumed, without investigation, the following: (a) the genuineness of signatures appearing upon certifications, documents, and proceedings, (b) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby, (d) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed, (e) the absence of any undisclosed modifications to the agreements and instruments reviewed by us, and (f) that New York law has been or will be chosen to govern the Senior Indenture, the Subordinated Indenture, each Warrant Agreement, each Rights Agreement and each Unit Purchase Agreement, and all Securities issued thereunder and/or any certificates evidencing such Securities.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (c) limit the availability of a remedy under certain circumstances where another remedy has been elected, (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy, (e) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (g) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (h) may require mitigation of damages, (i) may limit the enforceability of certain waivers, and (j) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation).

Although Debt Securities may be denominated in currencies or composite currencies other than the United States dollar, we express no opinion as to whether a court would award a judgment in a currency or composite currency other than United States dollars. Further, we express no opinion with respect to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency or composite currency the proceeds or amount of a court judgment in another currency, or any provision that provides for rights or remedies upon a change in the composition of the Board of Directors of the Company.

Our opinions set forth herein are limited to the laws of the State of New York and the Delaware General Corporation Law, and we express no opinion as to the effect of any other laws.

This opinion is rendered as of the date first written above and is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Governing Documents.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Registration Statement under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ Christine G. Long
Christine G. Long, Partner